UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

UNION BRIDGE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rm. 1205, 12/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

(852) 2468-3012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 8, 2017, KLJ & Associates, LLP (“KLJ”) advised Union Bridge Holdings Limited (the “Company”) that it had resigned from its position as the Company’s independent registered public accounting firm, effective as of that date. The Company’s Board of Directors did not recommend or approve the change in accountants.

KLJ’s reports on the Company’s financial statements for the fiscal year ended November 30, 2015 and the period from May 8, 2014 (inception) through November 30, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern. Furthermore, during the fiscal year ended November 30, 2015, the period from May 8, 2014 (inception) through November 30, 2014 and through March 8, 2017, (i) there have been no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KLJ’s satisfaction, would have caused KLJ to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods, and (ii) there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulations S-K, the Company has provided KLJ with a copy of the disclosures contained herein prior to its filing with the Commission, and requested that KLJ furnish the Company with a letter addressed to the Commission stating whether KLJ agrees with the statements made herein, and if not, stating the aspects with which KLJ does not agree. A copy of KLJ’s letter to the Commission is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from KLJ & Associates, LLP to Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BRIDGE HOLDINGS LIMITED

Dated: March 14, 2017	By:	/s/ Moana Ho
Moana Ho
Chief Executive Officer

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